Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Report”) of Franklin Crypto Trust (the “Trust” or “registrant”) as filed with the Securities and Exchange Commission on the date hereof, I, Christopher Kings, the Chief Financial Officer of Franklin Holdings, LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)                     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Christopher Kings
Christopher Kings *
Chief Financial Officer
(serving in the capacity of principal financial officer)

Date: May 12, 2026

* The registrant is a trust and the person is signing in his capacity as an officer of Franklin Holdings, LLC, the Sponsor of the registrant.